UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 2, 2004
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                       Gaming & Entertainment Group, Inc.
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               (Exact name of Registrant as specified in charter)

                                      Utah
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                 (State or other jurisdiction of incorporation)

               000-28399                                59-1643698
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       (Commission File Number)              (IRS Employee Identification No.)

     6757 Spencer St., Las Vegas, NV                             84119
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code          (702) 407-2471
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          (Former name or former address, if changed since last report)

Item  1.01 Entry into a Material Definitive Agreement.

      On September 2, 2004, Gaming & Entertainment Group, Inc., a Utah corporation (the "Company"), entered into a Senior Secured Bridge Note (the "Bridge Note") in the amount of $750,000 with GEG Holdings, LLC, a Delaware limited liability company ("GEG Holdings"). The Bridge Note matures on August 30, 2009.

      The terms of the Bridge Note provide for the funding to occur in three tranches. The first funding of $250,000 occurred on September 2, 2004. The second and third tranches, each in the amount of $250,000, subject to the satisfaction of certain conditions, will be funded on October 1 and November 1, 2004. The Bridge Note is secured by a perfected first priority security interest in all of the intellectual property assets of the Company.

      The outstanding principal amount of the Bridge Note accrues interest at the Federal Funds Effective Rate of Interest (currently 1.5%), in effect from time to time, plus six percent (6%) per annum and accrues semi-annually, in arrears, on December 1, 2004 and on each June 1 and December 1 thereafter (each an "Interest Payment Date"). The Bridge Note does not require the Company to make cash interest payments until maturity. Interest will be payable in cash only at maturity or, at the option of GEG Holdings, (A) by the issuance on each Interest Payment Date of an immediately exercisable five (5) year warrant (an "Interest Warrant") to purchase shares of a new class of convertible preferred stock (the "Convertible Preferred Stock"), for an exercise price per share of the lesser of (i) the average of the closing market price of the Company's common stock, par value $.01 per share (the "Common Stock"), for the thirty (30) days prior to the applicable Interest Payment Date, but in any event not less than $0.40 per share, and (ii) $0.54 per share, that number of shares of Convertible Preferred Stock equal to the interest payment then due, rounded up to the nearest share; or (B) by the issuance on any subsequent Interest Payment Date of an Interest Warrant, on the then fully accrued amount.

      The Convertible Preferred Stock, upon issuance, would, among others, have the following rights, preferences and privileges: (i) a liquidation preference of $0.60 per share; (ii) no dividends; (iii) be convertible into shares of Common Stock on a one-to-one basis; (iv) rank senior to all other series of preferred stock outstanding; (v) include full ratchet anti-dilution protection;
(vi) right of first refusal with respect to any equity or convertible securities issued by the Company; (vii) four immediate demand registration rights and unlimited customary "piggy-back" rights; and (viii) certain protective voting rights.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Gaming & Entertainment Group, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 9, 2004                    Gaming & Entertainment Group, Inc.

                                             By:  /s/ Gregory L. Hrncir
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                                                  Gregory L. Hrncir, President